UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                  March 17, 2006



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                        001-16317               95-4079863
(State or other jurisdiction             (Commission            (IRS Employer
      of incorporation)                  File Number)        Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 8.01.  OTHER EVENTS

         Contango Oil & Gas Company (AMEX:MCF) announced today that two affiliated companies, Republic Exploration LLC ("REX") and Contango Offshore Exploration, LLC ("COE"), bid on 22 lease blocks offered at the Central Gulf of Mexico Lease Sale #198 held on March 15, 2006 in New Orleans, and were the apparent high bidders on 12 and 4 lease blocks, respectively. The sale covered areas in the central part of the Outer Continental Shelf, offshore from the Louisiana coastline. An apparent high bid ("AHB") gives the bidding party priority in award of offered tracts, notwithstanding the fact that the Minerals Management Service ("MMS") may reject all bids for a given tract. The MMS review process can take up to 90 days on some bids. Upon completion of that process, final results for all AHBs will be known.

         Contango owns approximately 43% and 76% of REX and COE, respectively. If these blocks are awarded, Contango will own interests, both directly and indirectly vis-a-vis its affiliates, in 68 federal lease blocks in the Gulf of Mexico.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.                             Description of Document
-----------          -----------------------------------------------------------
    99.1             Press release dated March 17, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CONTANGO OIL & GAS COMPANY



Date:  March 17, 2006               By:   /s/  KENNETH R. PEAK
                                          ------------------------------------
                                          Kenneth R. Peak
                                          Chairman and Chief Executive Officer